Exhibit 99.1

SLACK TECHNOLOGIES, INC.

500 HOWARD STREET

SAN FRANCISCO, CA 94105

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WORK2021SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D29598-S14575	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLACK TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	A proposal to adopt the Agreement and Plan of Merger, dated as of December 1, 2020 (as it may be amended from time to time, the “merger agreement”), among salesforce.com, inc., Skyline Strategies I Inc., Skyline Strategies II LLC and Slack Technologies, Inc. (“Slack”) and approve the transactions contemplated thereby.	☐	☐	☐

2.	A proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Slack’s named executive officers that is based on or otherwise relates to the mergers contemplated by the merger agreement.	☐	☐	☐
NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement/Prospectus is available at www.proxyvote.com.

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D29599-S14575

SLACK TECHNOLOGIES, INC.

Special Meeting of Stockholders

March 2, 2021, 10:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stewart Butterfield, Allen Shim, and David Schellhase, or any of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of SLACK TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM Pacific Time, on March 2, 2021, at www.virtualshareholdermeeting.com/WORK2021SM, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side